Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Second-Quarter 2021

Financial and Operational Results

Key Takeaways

•	Reported production of 395,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 342,000 BOE per day;

•	Generated net cash from operating activities of $969 million, adjusted EBITDAX of $1.01 billion, and free cash flow of $396 million;

•	Advanced agreement to modernize Egypt Production Sharing Contracts; expected review by Egyptian Parliament in the fall; and

•	Announced appraisal drilling success offshore Suriname, moving closer to goal of commercial oil development.

HOUSTON, Aug. 4, 2021 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the second-quarter 2021.

APA reported net income attributable to common stock of $316 million, or $0.82 per diluted share. When adjusted for items that impact the comparability of results, APA’s second-quarter earnings were $266 million, or $0.70 per diluted share. Net cash provided by operating activities was $969 million, and adjusted EBITDAX was $1.01 billion.

“A combination of strong well performance in the U.S., continued capital and cost discipline, and a favorable price environment enabled free cash flow generation of nearly $400 million during the quarter,” said John J. Christmann IV, APA’s CEO and president. “I am also very pleased with the progress we have made on our ESG initiatives, Production Sharing Contract modernization in Egypt and appraisal drilling in Suriname.”

The company is advancing key ESG initiatives and announced that it will achieve its goal of eliminating routine flaring onshore in the U.S. in the third quarter of this year. The focus on that goal has also helped drive down flaring intensity, which is tracking below the company’s goal of less than 1% for the year.

In May, the company reached an agreement in principle to modernize Production Sharing Contract terms in Egypt. The agreement has been finalized and signed by the Egyptian Ministry of Petroleum and Mineral Resources and the Egyptian General Petroleum Corporation and is proceeding through the next stages of the approval process.

In Suriname, APA and TotalEnergies announced last week a successful appraisal well in the Sapakara area, which encountered approximately 30 meters (98 feet) of net black oil pay in a single, high-quality zone of the Campano-Maastrichtian reservoir. This moves the JV closer to its goal of sanctioning the first commercial oil development in Block 58. Upon completion of drilling operations at Sapakara, the Maersk Valiant will move to the Bonboni exploration prospect approximately 45 kilometers to the north.

Second-Quarter Summary

Second-quarter reported production was 395,000 BOE per day, and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 342,000 BOE per day. U.S. production of 242,000 BOE per day benefitted from strong well performance throughout the company’s Permian Basin DUC completion program. This more than offset slightly lower international adjusted volumes of 100,000 BOE per day, which were impacted by lower cost recovery barrels in Egypt due to higher oil prices and extended operational downtime in the North Sea. APA’s second-quarter upstream capital investment was $257 million, which was below guidance primarily due to timing.

APA, excluding Altus Midstream, had total debt of $8.0 billion, cash and cash equivalents of $1.2 billion, and $3.2 billion available capacity under its undrawn revolving credit facility at the end of the quarter.

Looking Ahead

“APA is capable of delivering strong and sustainable free cash flow for many years to come. At current strip prices, we expect to generate approximately $1.7 billion of free cash flow this year to support our debt reduction goals,” Christmann concluded.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 2 of 3

Conference Call

APA will host a conference call to discuss its second-quarter 2021 results at 10 a.m. Central time, Thursday, Aug 5. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time Aug. 5. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 6953249. Sign up for email alerts to be reminded of the webcast at investor.apacorp.com/alerts/email-alerts-subscription.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and gas in the United States, Egypt and the United Kingdom and that explore for oil and gas offshore Suriname. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Specific information concerning Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Apache Corporation’s Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 25, 2021, and in our quarterly reports on Form 10-Q for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and Apache Corp. undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

— PAGE 3 of 3

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache Corporation’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2020 available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:      (281) 302-2286         Gary Clark

Media:         (713) 296-7276         Phil West

Website:      www.apacorp.com

-end-

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,141	$513	$2,132	$1,545
Natural gas revenues	226	130	538	253
Natural gas liquids revenues	147	54	275	135

	1,514	697	2,945	1,933
Purchased oil and gas sales	242	55	682	163

Total revenues	1,756	752	3,627	2,096
Derivative instrument gain (loss), net	(113)	(175)	45	(278)
Gain on divestitures, net	65	—	67	25
Other, net	74	19	135	32

	1,782	596	3,874	1,875

OPERATING EXPENSES:
Lease operating expenses	311	264	575	599
Gathering, processing, and transmission	61	72	119	143
Purchased oil and gas costs	262	46	756	132
Taxes other than income	51	23	95	56
Exploration	26	72	75	129
General and administrative	86	94	169	162
Transaction, reorganization, and separation	4	10	4	37
Depreciation, depletion, and amortization:
Oil and gas property and equipment	322	387	634	918
Other assets	29	31	59	66
Asset retirement obligation accretion	28	27	56	54
Impairments	—	20	—	4,492
Financing costs, net	107	(34)	217	69

	1,287	1,012	2,759	6,857

NET INCOME (LOSS) BEFORE INCOME TAXES	495	(416)	1,115	(4,982)
Current income tax provision (benefit)	131	(27)	280	62
Deferred income tax benefit	(44)	(11)	(23)	(44)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	408	(378)	858	(5,000)
Net income (loss) attributable to noncontrolling interest - Egypt	41	(11)	83	(162)
Net income (loss) attributable to noncontrolling interest - Altus	27	—	28	(9)
Net income attributable to Altus Preferred Unit limited partners	24	19	43	37

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$316	$(386)	$704	$(4,866)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.83	$(1.02)	$1.86	$(12.88)
Diluted	$0.82	$(1.02)	$1.86	$(12.88)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	378	378	378	378
Diluted	379	378	379	378

DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.025	$0.05	$0.05

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June, 2021	March 31, 2021	June, 2020	2Q21 to 1Q21	2Q21 to 2Q20	June, 2021	June, 2020
OIL VOLUME - Barrels per day
United States	82,852	67,690	94,471	22%	-12%	75,313	98,042
Egypt (1, 2)	71,182	72,170	79,839	-1%	-11%	71,673	76,509
North Sea	31,992	43,524	47,016	-26%	-32%	37,726	51,139

International (1)	103,174	115,694	126,855	-11%	-19%	109,399	127,648

Total (1)	186,026	183,384	221,326	1%	-16%	184,712	225,690

NATURAL GAS VOLUME - Mcf per day
United States	541,088	507,517	518,156	7%	4%	524,396	557,999
Egypt (1, 2)	256,262	278,149	279,561	-8%	-8%	267,145	267,070
North Sea	36,769	49,840	52,612	-26%	-30%	43,268	59,945

International (1)	293,031	327,989	332,173	-11%	-12%	310,413	327,015

Total (1)	834,119	835,506	850,329	0%	-2%	834,809	885,014

NGL VOLUME - Barrels per day
United States	68,492	57,815	69,759	18%	-2%	63,183	75,570
Egypt (1, 2)	553	583	909	-5%	-39%	568	914
North Sea	1,095	1,368	1,733	-20%	-37%	1,231	1,934

International (1)	1,648	1,951	2,642	-16%	-38%	1,799	2,848

Total (1)	70,140	59,766	72,401	17%	-3%	64,982	78,418

BOE per day
United States	241,525	210,091	250,589	15%	-4%	225,895	266,612
Egypt (1, 2)	114,445	119,111	127,342	-4%	-10%	116,765	121,934
North Sea	39,216	53,199	57,517	-26%	-32%	46,169	63,064

International (1)	153,661	172,310	184,859	-11%	-17%	162,934	184,998

Total (1)	395,186	382,401	435,448	3%	-9%	388,829	451,610

Total excluding noncontrolling interests	356,981	342,630	393,098	4%	-9%	349,844	410,844

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	23,759	24,088	26,609			23,923	25,604
Gas (Mcf/d)	85,574	92,936	92,625			89,235	89,148
NGL (b/d)	184	194	303			189	304
BOE per day	38,205	39,771	42,350	-4%	-10%	38,985	40,766

(2) Egypt Gross Production

Oil (b/d)	135,494	135,320	171,897			135,408	177,762
Gas (Mcf/d)	578,380	603,269	642,003			590,756	648,706
NGL (b/d)	866	897	1,649			881	1,715
BOE per day	232,757	236,762	280,547	-2%	-17%	234,748	287,595

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30,	March 31,	June 30,	2Q21 to	2Q21 to	June 30,	June 30,
	2021	2021	2020	1Q21	2Q20	2021	2020
OIL VOLUME - Barrels per day
United States	82,852	67,690	94,471	22%	-12%	75,313	98,042
Egypt	36,753	37,019	54,469	-1%	-33%	36,886	49,480
North Sea	31,992	43,524	47,016	-26%	-32%	37,726	51,139

International	68,745	80,543	101,485	-15%	-32%	74,612	100,619

Total	151,597	148,233	195,956	2%	-23%	149,925	198,661

NATURAL GAS VOLUME - Mcf per day
United States	541,088	507,517	518,156	7%	4%	524,396	557,999
Egypt	144,712	153,075	186,387	-5%	-22%	148,870	173,962
North Sea	36,769	49,840	52,612	-26%	-30%	43,268	59,945

International	181,481	202,915	238,999	-11%	-24%	192,138	233,907

Total	722,569	710,432	757,155	2%	-5%	716,534	791,906

NGL VOLUME - Barrels per day
United States	68,492	57,815	69,759	18%	-2%	63,183	75,570
Egypt	300	311	607	-4%	-51%	305	609
North Sea	1,095	1,368	1,733	-20%	-37%	1,231	1,934

International	1,395	1,679	2,340	-17%	-40%	1,536	2,543

Total	69,887	59,494	72,099	17%	-3%	64,719	78,113

BOE per day
United States	241,525	210,091	250,589	15%	-4%	225,895	266,612
Egypt	61,172	62,843	86,140	-3%	-29%	62,003	79,083
North Sea	39,216	53,199	57,517	-26%	-32%	46,169	63,064

International	100,388	116,042	143,657	-13%	-30%	108,172	142,147

Total	341,913	326,133	394,246	5%	-13%	334,067	408,759

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
AVERAGE OIL PRICE PER BARREL
United States	$65.32	$57.16	$23.02	$61.68	$35.09
Egypt	66.70	61.89	25.80	64.30	37.36
North Sea	68.34	59.67	31.55	63.48	41.94
International	67.24	61.04	27.86	64.00	39.22
Total	66.40	59.62	25.77	63.06	37.44

AVERAGE NATURAL GAS PRICE PER MCF
United States	$2.73	$4.61	$1.13	$3.63	$0.90
Egypt	2.80	2.79	2.73	2.80	2.78
North Sea	8.10	6.93	1.43	7.43	2.41
International	3.46	3.42	2.53	3.44	2.71
Total	2.99	4.14	1.68	3.56	1.57

AVERAGE NGL PRICE PER BARREL
United States	$22.72	$22.99	$7.81	$22.84	$8.77
Egypt	38.10	44.74	20.97	41.49	26.36
North Sea	38.79	48.59	20.35	44.21	29.29
International	38.56	47.44	20.57	43.35	28.35
Total	23.10	23.79	8.28	23.41	9.48

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Unproved leasehold impairments	$3	$31	$21	$50
Dry hole expense	6	23	25	47
Geological and geophysical expense	6	4	10	7
Exploration overhead and other	11	14	19	25

	$26	$72	$75	$129

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$969	$84	$1,640	$586

Additions to upstream oil and gas property	(306)	(329)	(561)	(841)
Additions to Altus gathering, processing, and transmission facilities	—	(6)	(1)	(25)
Contributions to Altus equity method interests	(3)	(71)	(24)	(154)
Proceeds from sale of oil and gas properties	178	—	181	126
Other, net	5	(2)	12	(23)

Net cash used in investing activities	$(126)	$(408)	$(393)	$(917)

Apache debt borrowings and payments, net	(79)	51	(170)	301
Altus credit facility borrowings	—	25	33	97
Distributions to noncontrolling interest - Egypt	(20)	(8)	(60)	(40)
Distributions to Altus Preferred Unit limited partners	(12)	—	(23)	—
Dividends paid to APA common stockholders	(10)	(10)	(19)	(104)
Other	(11)	(27)	(21)	(35)

Net cash provided by (used in) financing activities	$(132)	$31	$(260)	$219

SUMMARY BALANCE SHEET INFORMATION

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$1,249	$262
Other current assets	1,696	1,584
Property and equipment, net	8,501	8,819
Other assets	2,066	2,081

Total assets	$13,512	$12,746

Current debt - Apache *	$215	$2
Current liabilities	1,558	1,306
Long-term debt - Apache *	7,763	8,146
Long-term debt - Altus	657	624
Deferred credits and other noncurrent liabilities	2,626	2,705
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	617	608
APA shareholders’ deficit	(964)	(1,639)
Noncontrolling interest - Egypt	948	925
Noncontrolling interest - Altus	92	69

Total Liabilities and equity	$13,512	$12,746

Common shares outstanding at end of period	378	377

*	Excludes Altus

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Costs incurred in oil and gas property:
Acquisitions
Proved	$2	$1	$3	$7
Unproved	1	2	3	3
Exploration and development	304	266	588	756

Total Costs incurred in oil and gas property	$307	$269	$594	$766

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$307	$269	$594	$766
Asset retirement obligations settled vs. incurred - oil and gas property	6	5	8	13
Capitalized interest	(2)	—	(4)	—
Exploration seismic and administration costs	(17)	(18)	(29)	(32)

Upstream capital investment including noncontrolling interest - Egypt	$294	$256	$569	$747
Less noncontrolling interest - Egypt	(37)	(40)	(69)	(89)

Total Upstream capital investment	$257	$216	$500	$658

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$969	$84	$1,640	$586
Changes in operating assets and liabilities	(212)	66	(37)	87

Cash flows from operations before changes in operating assets and liabilities	$757	$150	$1,603	$673

Adjustments to free cash flow:
Altus Midstream cash flows from operations before changes in operating assets and liabilities	(56)	(32)	(95)	(76)
Upstream capital investment including noncontrolling interest - Egypt	(294)	(256)	(569)	(747)
Distributions to Sinopec noncontrolling interest	(20)	(8)	(60)	(40)
Dividends paid to APA common stockholders	(10)	(10)	(19)	(104)
Upstream free cash flow	$377	$(156)	$860	$(294)
Dividends received from Altus Midstream	19	—	38	—

Free cash flow	$396	$(156)	$898	$(294)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net cash provided by operating activities	$969	$671	$84	$1,640	$586

Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	17	12	18	29	32
Current income tax provision (benefit)	131	149	(27)	280	62
Other adjustments to reconcile net income to net cash provided by operating activities	(6)	20	(22)	14	(14)
Changes in operating assets and liabilities	(212)	175	66	(37)	87
Financing costs, net	108	110	106	218	209
Transaction, reorganization & separation costs	4	—	10	4	37

Adjusted EBITDAX (Non-GAAP)	$1,011	$1,137	$235	$2,148	$999

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by APA or any of APA’s other subsidiaries.

	June 30, 2021			December 31, 2020
	APA Upstream	Altus Midstream	APA Consolidated	APA Upstream	Altus Midstream	APA Consolidated
Current debt - Apache	$215	$—	$215	$2	$—	$2

Long-term debt - Apache	7,763	—	7,763	8,146	—	8,146
Long-term debt - Altus	—	657	657	—	624	624

Total debt	7,978	657	8,635	8,148	624	8,772

Cash and cash equivalents	1,174	75	1,249	238	24	262

Net debt	$6,804	$582	$7,386	$7,910	$600	$8,510

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended June 30, 2021				For the Quarter Ended June 30, 2020
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income (loss) including noncontrolling interests (GAAP)	$495	$(87)	$408	$1.07	$(416)	$38	$(378)	$(1.00)
Income (loss) attributable to noncontrolling interests	104	(36)	68	0.18	(17)	6	(11)	(0.03)
Income attributable to Altus preferred unit limited partner	24	—	24	0.06	19	—	19	0.05

Net income (loss) attributable to common stock - Basic	367	(51)	316	0.83	(418)	32	(386)	(1.02)
Effect of dilutive securities **	(6)	—	(6)	(0.01)	—	—	—	—

Net income (loss) attributable to common stock	361	(51)	310	0.82	(418)	32	(386)	(1.02)

Adjustments: *
Asset and unproved leasehold impairments	3	—	3	0.01	51	(6)	45	0.12
Noncontrolling interest & tax barrel impact on Egypt adjustments	—	—	—	—	(7)	—	(7)	(0.02)
Valuation allowance and other tax adjustments	—	(60)	(60)	(0.16)	—	64	64	0.17
Gain on extinguishment of debt	(1)	—	(1)	—	(140)	29	(111)	(0.29)
Unrealized derivative instrument loss	65	(13)	52	0.14	138	(30)	108	0.29
Noncontrolling interest on Altus preferred units embedded derivative	7	(2)	5	0.01	(2)	1	(1)	(0.01)
Effect of dilutive securities **	6	—	6	0.01	—	—	—	—
Transaction, reorganization & separation costs	4	(1)	3	0.01	10	(3)	7	0.02
Gain on divestitures, net	(65)	14	(51)	(0.13)	—	—	—	—
Drilling contract termination charges and other	(1)	—	(1)	(0.01)	—	—	—	—

Adjusted earnings (Non-GAAP)	$379	$(113)	$266	$0.70	$(368)	$87	$(281)	$(0.74)

	For the Six Months Ended June 30, 2021				For the Six Months Ended June 30, 2020
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income (loss) including noncontrolling interests (GAAP)	$1,115	$(257)	$858	$2.26	$(4,982)	$(18)	$(5,000)	$(13.23)
Income (loss) attributable to noncontrolling interests	182	(71)	111	0.29	(161)	(10)	(171)	(0.45)
Income attributable to Altus preferred unit limited partner	43	—	43	0.11	37	—	37	0.10

Net income (loss) attributable to common stock - Basic	890	(186)	704	1.86	(4,858)	(8)	(4,866)	(12.88)
Effect of dilutive securities **	—	—	—	—	—	—	—	—

Net income (loss) attributable to common stock	890	(186)	704	1.86	(4,858)	(8)	(4,866)	(12.88)

Adjustments: *
Asset and unproved leasehold impairments	21	(4)	17	0.05	4,542	(844)	3,698	9.79
Noncontrolling interest & tax barrel impact on Egypt adjustments	(1)	—	(1)	—	(170)	(7)	(177)	(0.47)
Valuation allowance and other tax adjustments	—	(103)	(103)	(0.27)	—	932	932	2.46
Gain on extinguishment of debt	(1)	—	(1)	—	(140)	29	(111)	(0.29)
Unrealized derivative instrument loss	55	(11)	44	0.11	241	(51)	190	0.50
Noncontrolling interest on Altus preferred units embedded derivative	3	(1)	2	0.01	(15)	4	(11)	(0.03)
Transaction, reorganization & separation costs	4	(1)	3	0.01	37	(9)	28	0.07
Gain on divestitures, net	(67)	15	(52)	(0.14)	(25)	8	(17)	(0.04)
Drilling contract termination charges and other	(1)	—	(1)	(0.01)	3	(1)	2	0.01

Adjusted Earnings (Non-GAAP)	$903	$(291)	$612	$1.62	$(385)	$53	$(332)	$(0.88)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**

The assumed conversion of Altus’ Preferred Unit limited partner is primarily associated with unrealized gains on the Preferred Unit embedded derivative. These amounts are antidilutive for the six-months ended 2021 and 2020 and for the second quarter 2020.